Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No 1 to Registration Statement on Form F-1 of our report dated February 14, 2014, except for Note 1, Note 12 and Note 21 as to which the date is April 28, 2014, relating to the consolidated financial statements of Top Ships Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte. Hadjipavlou, Sofianos & Cambanis S.A.

April 28, 2014

Athens, Greece